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                                                                    EXHIBIT 10.1




                         Michael Adams Consulting, Inc.
                              200 Broadhollow Road
                            Melville, New York 11747


                                                     As of January 1, 2001


The MACReport.Net
200 Broadhollow Road
Melville, New York 1174


                                Re:  Consulting Agreement
Gentlemen:


         Michael Adams Consulting, Inc. ("Michael Adams") hereby agrees to provide The MACReport.Net (the "Company") with non-exclusive consulting services on the following terms and conditions:

         1. Services. Michael Adams, to the extent reasonably required in the conduct of the business of the Company and at the request of the Company, will provide consulting services to the Company, including, but not limited to advising and counseling the Company in its public relations, media relations, and marketing activities, and cultivating and monitoring the Company's media coverage.

         2. Time Devoted. Michael Adams will train or keep available an adequate organization of personnel or outside professionals for the performance of its services under this Agreement. The foregoing notwithstanding, Michael Adams shall not be required to devote its full time and attention to the performance of its services under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes. In addition, the Company recognizes that Michael Adams presently renders and may continue to render consulting and other services to other companies which may or may not conduct activities similar to those of the Company. Michael Adams is free to render such advice and other services, and the Company hereby consents thereto.

         3. Fees. In consideration of the services to be performed by Michael Adams, the Company agrees as follows:

         (a) During the term of this Agreement, the Company shall pay Michael Adams monthly consulting fee of $25,000, commencing on the date hereof.

         4. Reimbursement of Expenses. During the term of this Agreement, the Company shall reimburse Michael Adams for all reasonable out-of-pocket expenses incurred by Michael Adams in connection with its services under this Agreement. Upon request, Michael Adams shall provide the Company with an itemized account or other evidence of those expenses


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Michael Adams Consulting, Inc.
As of January 1, 2001
Page 2

for which reimbursement then is being sought, all in form reasonably satisfactory to the Company.

         5. Representations and Warranties; Additional Covenant.

         (a) The Company represents and warrants to Michael Adams that the execution and performance of this Agreement by the Company has been duly authorized, and this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

         (b) The Company understands that Michael Adams, without independent investigation, will rely on information supplied to it by the Company. The Company covenants that all such information provided to Michael Adams by the Company shall be true, accurate, complete, and correct in all respects.

         6. Term. The term of this Agreement (the "Term") shall commence on the date hereof, and shall expire on the first anniversary of the date hereof. The Term shall automatically renew for successive one-year periods unless either party gives the other written notice of termination at least ninety (90) days prior to the end of the then current Term.

         7. Termination.

         (a) Section 6 hereof notwithstanding, either party may terminate this Agreement at any time upon the occurrence of any of the following events:

               (1) The other party's failure to cure any material breach of this Agreement within 15 days after written notification of such breach by the other party.

               (2) The other party ceasing to function as a going concern, declaring bankruptcy or otherwise taking advantage of insolvency laws.

               (3) The other party engaging in any act or failure to act related to the subject matter of this Agreement which is determined by a court or other tribunal of competent jurisdiction to be illegal or an unfair or deceptive trade practice in violation of applicable law or accepted standards of ethical conduct.

         8. Limitation of Liability. In performing its services under this Agreement, neither Michael Adams nor any officer, director, employee, shareholder, or agent of Michael Adams will be liable to the Company or its creditors for errors of judgment or for any other acts, except for acts of gross negligence, willful misconduct, or bad faith of Michael Adams or its employees. Michael Adams will not be accountable for any loss suffered by the Company by reason of the Company's action or non action on the basis of any advice, recommendation, or approval of Michael Adams, its officers, directors, employees, or agents.


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Michael Adams Consulting, Inc.
As of January 1, 2001
Page 3


         9. Indemnification. The Company shall indemnify and hold harmless Michael Adams and its officers, directors, employees, stockholders, affiliates, or agents (collectively, the "Consulting Parties") from and against, for and in respect of, any and all any liabilities, obligations, damages, claims, expenses (including reasonable legal fees and disbursements), and costs (collectively, "Liabilities") incurred by them or any of them that arise out of or in connection with or that relate to services rendered by pursuant to this Agreement, except to the extent they arise from the gross negligence, willful misconduct, or bad faith of the Consulting Parties. Michael Adams shall indemnify and hold harmless the Company and its officers, directors, employees, stockholders, agents, and affiliates from and against all Liabilities that incurred by them or any of them that result from the gross negligence, willful misconduct, or bad faith of the Consulting Parties in performing the services hereunder.

         10. Confidentiality. In the course of performing its duties hereunder, Michael Adams may become aware of confidential information of the Company, including, but not limited to, trade secrets under the Uniform Trade Secrets Act, technical product data software programs, software code, designs, prototypes, methods, techniques, business plans, product pricing, sales goals, marketing information, customer and vendor lists, and other information not generally available to the public (collectively, "Confidential Information"). Michael Adams shall maintain in confidence and, except as provided in this Agreement, not use for its own benefit, directly or indirectly, any Confidential Information received from tile Company, and shall not publish, disseminate, or disclose any Confidential Information without the express written permission of the Company, except to the extent necessary to carry out its duties hereunder. This obligation shall not apply to Confidential Information which (1) was known to Michael Adams prior to disclosure by the Company, (2) is disclosed to Michael Adams by a third party without violation of any obligation of confidentiality to the Company, or (3) which is in the public domain (other than as a result of a breach of Michael Adams's obligation of confidentiality). Upon request, all Confidential Information shall be returned to the Company upon the termination or expiration of this Agreement, with the exception of a single copy which may be retained in a confidential file solely for the purpose of determining compliance with this Section. The covenants contained in this Paragraph 10 shall expire five (5) years after the termination or expiration of this Agreement, except that technical information shall be kept confidential indefinitely.

         11. Nature of Relationship. Nothing in this Agreement shall be construed to place Michael Adams and the Company in the relationship of partners or joint venturers. Neither Michael Adams nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever, nor shall either have the power Michael Adams Consulting, Inc. to obligate or bind the other in any matter whatsoever. Michael Adams, in performing its services hereunder, shall at all times be an independent contractor.

         12. Miscellaneous.

         (a) This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of laws. The parties to this Agreement, acting for themselves and for their respective beneficiaries, heirs,


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Michael Adams Consulting, Inc.
As of January 1, 2001
Page 4


successors, and assigns, without regard to domicile, citizenship, or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement the courts of the state of New York located in Nassau County and/or the United States District Court for the Eastern District of New York, and consent and subject themselves to the jurisdiction of such courts.

         (b) This Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter that are not contained in this Agreement. This Agreement may be modified only in writing signed by each party to this Agreement.

         (c) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (d) It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision of this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provisions of this Agreement in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in this Agreement is too broad to permit enforcement thereof to its fullest extent in any jurisdiction, then such restriction shall be enforced to the maximum extent permitted by law in such jurisdiction, and Michael Adams hereby consents and agrees that such scope may be judicially modified accordingly in any such jurisdiction in any proceeding brought to enforce such restriction.

         Please indicate your agreement to and acceptance of the provisions of this Agreement by signing below.

                                             Very truly yours,

                                             Michael Adams Consulting, Inc.


                                             By: /s/ Vito Lucchetti
                                                 -------------------------------
                                                 Vito Lucchetti, CEO



Agreed and accepted as of
the date above written:

The MACReport.Net


By: /s/ Vito Lucchetti
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